SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ---------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 22, 1999


                             BIG SMITH BRANDS, INC.
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             (Exact name of registrant as specified in its charter)

        Delaware                        001-13590             13-3005371
  -------------------                ----------------       --------------

State or other jurisdiction of         (Commission         (IRS Employer
incorporation or organization           File No.)         Identification No.)


7100 West Camino Road, Suite 402, Boca Raton, Florida                      33433
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(Address of principal executive offices)                              (Zip Code)

                                 (561) 367-8283
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              (Registrant's telephone number, including area code)

                                       N/A
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              (Former name, former address and former fiscal year,
                          if changed since last report)

Item 4.  Other Events.

        On January 22, 1999, Big Smith Brands, Inc. (the "Company") commenced a private offering of 1,100,000 units of the Company's securities, with each unit consisting of one share of the Company's common stock, par value $.01 per share (the "Common Stock"), and two warrants each to purchase one share of the Company's Common Stock. One warrant will have an exercise price of $1.50 per warrant and the second warrant will have an exercise price of $1.75 per warrant. The warrants have a three-year term. The placement agent for the offering was D.L. Cromwell Investments, Inc. of Boca Raton, Florida. If all of the units are sold, the Company will realize gross proceeds of $1,100,000. The Company has agreed to pay the placement agent a commission of 10% of the purchase price of all the securities sold plus a 1% non-accountable expense allowance. The Company has also agreed to issue to the placement agent warrants to purchase 110,000 units of the Company's securities as described above at an exercise price of $1.20 per unit.

        The terms of the offering call for the Company to consummate a three-to-one reverse stock split and to register the common stock and warrants included in the units and the common stock underlying such warrants with the Securities and Exchange Commission. The exercise price of the warrants included in the units and the number of shares of common stock for which each warrant is exercisable will not be adjusted by virtue of such reverse stock split. The Company will also retain the placement agent as a consultant pursuant to a consulting agreement for a term of two years at a consulting fee of $5,000 per month commencing when 75% of the warrants sold in the offering have been exercised.

Item 7.  Financial Statements  and  Exhibits

        None.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated:  February 3, 1999




                                 BIG SMITH BRANDS, INC.




                                 By /s/ Howard H. Ward
                                    --------------------------------------------
                                    Howard H. Ward
                                    General Counsel and Assistant Secretary





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